UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 4, 2009

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-09154	83-0211506
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2009, Paradigm Holdings, Inc. (the “Company”), Paradigm Solutions Corporation (“PSC”), Caldwell Technology Solutions LLC (“CTS“), Trinity Information Management Services (“TIMS” collectively with the Company, PSC and CTS, the “Borrower”) and Silicon Valley Bank entered into a Third Loan Modification Agreement (the “Loan Amendment”). The Loan Amendment amends that certain Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Borrower and Silicon Valley Bank, as amended by a certain First Loan Modification Agreement dated as of August 11, 2008 and further amended by a certain Second Loan Modification Agreement dated March 18, 2009 (as amended, the “Loan Agreement”). The Loan Amendment, among other things, extends the maturity date of the Loan Agreement to June 12, 2009.

The foregoing description of the terms of the Loan Amendment is not complete and is qualified in its entirety by reference to the Loan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit 10.1
Third Loan Modification Agreement dated May 4, 2009 among Silicon Valley Bank, Paradigm Holdings, Inc., Paradigm Solutions Corporation, Caldwell Technology Solutions LLC and Trinity Information Management Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/ Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer

Date: May 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1
Third Loan Modification Agreement dated May 4, 2009 among Silicon Valley Bank,Paradigm Holdings, Inc., Paradigm Solutions Corporation, Caldwell TechnologySolutions LLC and Trinity Information Management Services